Exhibit 32.1

CERTIFICATION PURSUANT TO
 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Quadra Projects Inc. a Nevada corporation (the "Company") on Form 10-Q for the quarter ended May 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Claude Diedrick, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Claude Diedrick
Claude Diedrick

President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director Date: July 17, 2009